EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@Stiracmg.com
STEADFAST APARTMENT REIT III, INC. ANNOUNCES
RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019
Irvine, Calif., November 8, 2019 — Steadfast Apartment REIT III, Inc. (the “Company”) announced today its operating results for the three and nine months ended September 30, 2019.
For the three and nine months ended September 30, 2019, the Company had total revenues of $10.5 million and $30.8 million compared to $9.9 million and $28.0 million for the three and nine months ended September 30, 2018. Net loss was $3.2 million and $11.8 million for the three and nine months ended September 30, 2019, compared to $3.6 million and $11.0 million for the three and nine months ended September 30, 2018. Total assets of the Company were $402.8 million at September 30, 2019 and $421.1 million at December 31, 2018.

Pending Merger with Steadfast Apartment REIT, Inc.
On August 5, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Steadfast Apartment REIT, Inc. (“STAR”), Steadfast Apartment REIT Operating Partnership, L.P., STAR’s operating partnership, the Company’s operating partnership, and SIII Subsidiary, LLC, a wholly-owned subsidiary of STAR (“Merger Sub”). Subject to the terms and conditions of the Merger Agreement, the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger, such that following the Merger, the surviving entity will continue as a wholly-owned subsidiary of STAR. For additional information on the proposed Merger, see Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2019.
Operational Highlights:
The Company:

•	Owned as of September 30, 2019, a multifamily property portfolio of ten properties comprised of 2,775 apartment homes with an aggregate purchase price of $400.3 million.

•
Increased cash payments to fund additions to real estate investments to $6.1 million for the nine months ended September 30, 2019, compared to $4.0 million for the nine months ended September 30, 2018.

•
Had $69.4 million of variable rate debt with a weighted average interest rate of 4.29% and $218.1 million of fixed rate debt with a weighted average interest rate of 3.91% as of September 30, 2019. The weighted average interest rate on the Company’s total outstanding debt was 4.00% as of September 30, 2019.

•
Experienced an increase in net operating income (“NOI”) to $5.5 million and $16.3 million for the three and nine months ended September 30, 2019, from $5.4 million and $15.2 million for the three and nine months ended September 30, 2018. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•
Experienced a change in funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts, to $0.8 million and $(0.2) million for the three and nine months ended September 30, 2019, from $0.3 million and $1.8 million for the three and nine months ended September 30, 2018 (See the reconciliation of FFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates FFO.)

•
Experienced a change in modified funds from operations (“MFFO”), as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), to $0.8 million and $0.3 million for the three and nine months ended September 30, 2019, from $0.2 million and $1.1 million for the three and nine months ended September 30, 2018. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)

•
Reported net cash used in operating activities of $0.7 million for the nine months ended September 30, 2019, compared to net cash provided by operating activities of $0.3 million for the nine months ended September 30, 2018. Net cash used in investing activities was $5.8 million for the nine months ended September 30, 2019, compared to $35.1 million for the nine months ended September 30, 2018.

•
Reported net cash used in financing activities of $7.2 million for the nine months ended September 30, 2019, which included $8.7 million of distributions paid, net of $1.1 million in non-cash distributions paid pursuant to the Company’s distribution reinvestment plan (“DRP”). Net cash provided by financing activities was $56.0 million for the nine months ended September 30, 2018, which included $3.9 million of distributions paid, net of $3.6 million in non-cash distributions paid pursuant to the DRP.

“According to the Department of Labor, the U.S. started the year with the unemployment rate of 20- to 34-year-olds at a 48-year low,” said Ella Neyland, President of Steadfast Apartment REIT III. “A mid-year outlook published by Freddie Mac indicates that the strength of the labor market should continue to support the multifamily housing market, and contributes to the favorable outlook for multifamily through the rest of this year and into the next.”

About Steadfast Apartment REIT III, Inc.
Steadfast Apartment REIT III, Inc. is a real estate investment trust and was formed to acquire and operate a diverse portfolio of well-positioned, institutional-quality multifamily apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT III, Inc. is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
ADDITIONAL INFORMATION ABOUT THE MERGER
In connection with the proposed merger, STAR has prepared and filed with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus jointly prepared by STAR and the Company and other related documents. The registration statement on Form S-4 have not been declared effective by the SEC. The proxy statement/prospectus will contain important information about the proposed merger and related matters. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY AND STAR, AS APPLICABLE, WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, STAR AND THE PROPOSED MERGER. Investors and stockholders of STAR and the Company may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by the Company and STAR, with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by STAR and the Company with the SEC are also available free of charge on the Company’s website at www.steadfastreits.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER
The Company and STAR and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed merger. Information regarding STAR’s directors and executive officers can be found in STAR’s most recent Annual Report on Form 10-K filed on March 14, 2019. Information regarding the Company’s directors and executive officers can be found in the Company’s most recent Annual Report on Form 10-K filed on March 15, 2019. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed Merger if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or STAR, as applicable, using the sources indicated above.

Forward-Looking Statements
This release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risk that the proposed merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements; the inability to obtain the Company's stockholder approval or the failure to satisfy the other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of the Company or STAR; and other factors, including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

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FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST APARTMENT REIT III, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$45,908,171	$45,908,171
Building and improvements	362,143,004	355,780,664
Total real estate, cost	408,051,175	401,688,835
Less accumulated depreciation and amortization	(32,960,809)	(21,387,012)
Total real estate, net	375,090,366	380,301,823
Cash and cash equivalents	21,803,455	35,628,660
Restricted cash	3,863,665	3,729,649
Rents and other receivables	1,380,692	515,569
Other assets	647,514	906,700
Total assets	$402,785,692	$421,082,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$7,850,899	$7,520,803
Mortgage notes payable, net	287,517,455	280,086,921
Distributions payable	1,056,993	1,169,815
Due to affiliates	636,953	4,898,804
Total liabilities	297,062,300	293,676,343
Commitments and contingencies
Redeemable common stock	4,149,979	6,570,093
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $0.01 par value per share; 480,000,000 shares authorized, 3,466,447 and 3,516,990 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	34,666	35,171
Class R common stock, $0.01 par value per share; 240,000,000 shares authorized, 475,208 and 474,076 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	4,753	4,742
Class T common stock, $0.01 par value per share; 480,000,000 shares authorized, 4,630,865 and 4,620,317 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	46,310	46,204
Additional paid-in capital	172,930,174	170,763,927
Cumulative distributions and net losses	(71,442,490)	(50,014,079)
Total stockholders’ equity	101,573,413	120,835,965
Total liabilities and stockholders’ equity	$402,785,692	$421,082,401

STEADFAST APARTMENT REIT III, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$10,274,865	$9,851,463	$30,070,531	$27,775,041
Other income	237,254	53,548	731,453	191,762
Total revenues	10,512,119	9,905,011	30,801,984	27,966,803
Expenses:
Operating, maintenance and management	3,032,045	2,829,019	7,996,145	7,707,048
Real estate taxes and insurance	1,244,074	1,198,477	4,422,914	3,841,903
Fees to affiliates	1,643,653	1,528,770	5,586,812	4,274,781
Depreciation and amortization	3,965,495	3,866,775	11,574,455	12,804,145
Interest expense	3,077,197	2,998,775	10,014,805	7,909,070
Loss on debt extinguishment	—	—	167,469	—
General and administrative expenses	1,582,320	1,039,453	3,682,249	2,437,314
Total expenses	14,544,784	13,461,269	43,444,849	38,974,261
Loss before other income	(4,032,665)	(3,556,258)	(12,642,865)	(11,007,458)
Other income:
Other income	875,000	—	875,000	—
Total other income	875,000	—	875,000	—
Net loss	$(3,157,665)	$(3,556,258)	$(11,767,865)	$(11,007,458)

Net loss attributable to Class A common stockholders — basic and diluted	$(1,277,305)	$(1,464,767)	$(4,772,019)	$(4,620,899)
Net loss per Class A common share — basic and diluted	$(0.37)	$(0.40)	$(1.37)	$(1.34)
Weighted average number of Class A common shares outstanding — basic and diluted	3,471,013	3,397,330	3,490,700	3,185,507

Net loss attributable to Class R common stockholders — basic and diluted	$(174,873)	$(190,984)	$(649,931)	$(566,814)
Net loss per Class R common share — basic and diluted	$(0.37)	$(0.41)	$(1.37)	$(1.40)
Weighted average number of Class R common shares outstanding — basic and diluted	475,208	442,962	475,420	390,744

Net loss attributable to Class T common stockholders — basic and diluted	$(1,705,487)	$(1,900,505)	$(6,345,915)	$(5,819,746)
Net loss per Class T common share — basic and diluted	$(0.37)	$(0.46)	$(1.37)	$(1.54)
Weighted average number of Class T common shares outstanding — basic and diluted	4,634,576	4,407,966	4,641,994	4,011,955

Steadfast Apartment REIT III, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three and Nine Months Ended September 30, 2019 and 2018
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust (“REIT”). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company’s net income (loss) as determined under U.S. generally accepted accounting principles (“GAAP”).
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company’s operations, it could be difficult to recover any impairment charges. The Company’s FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. The Company adopted ASU 2016-02, Leases, or ASU 2016-02, on January 1, 2019, which requires the Company, as a lessee, to recognize a liability for obligations under a lease contract and a right-of-use asset. The carrying amount of the right-of-use asset is amortized over the term of the lease. Because the Company has no ownership rights (current or residual) in the underlying asset, NAREIT concluded that the amortization of the right-of-use asset should not be added back to GAAP net income (loss) in calculating FFO. This amortization expense is included in FFO. However, FFO, and modified funds from operations (“MFFO”) as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company’s operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company’s management believes these fees and expenses do not affect the Company’s overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affects its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company’s operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company’s operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company’s operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company’s MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business, which now forms part of ASC 805 Business Combinations (“ASC 805”), acquisition fees and expenses are capitalized and depreciated under certain conditions. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company’s business plan to generate operational income and cash flow to fund distributions to its stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company’s management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company’s performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company’s management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company’s current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company’s performance, as an alternative to cash flows from operations as an indication of the Company’s liquidity, or indicative of funds available to fund the Company’s cash needs, including the Company’s ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company’s performance. MFFO is useful in assisting the Company’s management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the “SEC”), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.

The Company’s calculation of FFO and MFFO is presented in the following table for the three and nine months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net loss to MFFO:
Net loss	$(3,157,665)	$(3,556,258)	$(11,767,865)	$(11,007,458)
Depreciation of real estate assets	3,965,276	3,638,560	11,573,797	10,304,728
Amortization of lease-related costs	—	228,215	—	2,499,417
FFO	807,611	310,517	(194,068)	1,796,687
Acquisition fees and expenses(1)(2)	—	(500)	—	2,287
Unrealized loss (gain) on derivative instruments	11,021	(120,720)	375,637	(665,445)
Loss on debt extinguishment	—	—	167,469	—
MFFO	$818,632	$189,297	$349,038	$1,133,529
____________________
(1)By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to the Company’s advisor or third parties. Acquisition fees and expenses under GAAP historically were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company’s business plan to generate operational income and cash flow to fund distributions to its stockholders.
(2)Acquisition expenses for the three and nine months ended September 30, 2019 and 2018, of $0 and $0 and $(500) and $2,287, respectively, did not meet the criteria for capitalization under ASC 805 and are recorded in general and administrative expenses in the accompanying consolidated statements of operations. There were no acquisition fees for the three and nine months ended September 30, 2019 and 2018, that did not meet the criteria for capitalization under ASC 805.

Steadfast Apartment REIT III, Inc.
Non-GAAP Measures - Net Operating Income
For the Three and Nine Months Ended September 30, 2019 and 2018
Net Operating Income (“NOI”), is a non-GAAP financial measure of performance. NOI is used by investors and the Company’s management to evaluate and compare the performance of the Company’s properties and to determine trends in earnings and to compute the fair value of the Company’s properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income (loss) because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs (those that did not meet the criteria for capitalization under ASC 805) and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the Company.
Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company’s multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company’s operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs of the property owner.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs (those that did not meet the criteria for capitalization under ASC 805), certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole. NOI is therefore not a substitute for net (loss) income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company’s NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company’s NOI to net loss for the three and nine months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(3,157,665)	$(3,556,258)	$(11,767,865)	$(11,007,458)
Fees to affiliates(1)	1,113,302	1,078,332	4,033,083	3,092,157
Depreciation and amortization	3,965,495	3,866,775	11,574,455	12,804,145
Interest expense	3,077,197	2,998,775	10,014,805	7,909,070
Loss on debt extinguishment	—	—	167,469	—
General and administrative expenses	1,582,320	1,039,453	3,682,249	2,437,314
Other gains(2)	(1,051,533)	—	(1,418,529)	—
NOI	$5,529,116	$5,427,077	$16,285,667	$15,235,228
________________

(1)
Fees to affiliates for the three and nine months ended September 30, 2019, exclude property management fees of $314,926 and $948,497, and other reimbursements of $215,425 and $605,232, respectively, that are included in NOI. Fees to affiliates for the three and nine months ended September 30, 2018, exclude property management fees of $312,333 and $870,242, and other reimbursements of $138,105 and $312,382, respectively, that are included in NOI.

(2)
Other gains for the three and nine months ended September 30, 2019, include non-recurring insurance claim recoveries, legal settlement proceeds and interest income that are not included in NOI. There was no other gain activity for the three and nine months ended September 30, 2018.

EXHIBIT A

Monthly Portfolio Snapshot	JULY 2019

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carriage House Apartment Homes	Gurnee, IL	136	9	127	117	85.7%	89.9%
Bristol Village Apartments	Aurora, CO	240	1	239	229	95.5%	96.5%
Canyon Resort at Great Hills Apartments	Austin, TX	256	1	255	248	96.9%	99.1%
Reflections on Sweetwater Apartments	Lawrenceville, GA	280	1	279	260	93.0%	96.7%
Pointe at Vista Ridge Apartments	Lewisville, TX	300	1	299	283	94.3%	97.4%
Belmar Villas	Lakewood, CO	318	2	316	302	94.9%	97.0%
Ansley at Princeton Lakes	Atlanta, GA	306	1	305	283	92.4%	98.4%
Sugar Mill Apartments	Lawrenceville, GA	244	1	243	221	90.5%	94.5%
Avery Point Apartments	Indianapolis, IN	512	1	511	466	91.1%	96.3%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	176	96.1%	97.6%
Total		2,775	19	2,756	2,585	93.2%	96.7%

Monthly Portfolio Snapshot	AUGUST 2019

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carriage House Apartment Homes	Gurnee, IL	136	9	127	119	87.6%	89.8%
Bristol Village Apartments	Aurora, CO	240	1	239	231	96.4%	97.1%
Canyon Resort at Great Hills Apartments	Austin, TX	256	1	255	243	95.0%	98.3%
Reflections on Sweetwater Apartments	Lawrenceville, GA	280	1	279	264	94.1%	97.1%
Pointe at Vista Ridge Apartments	Lewisville, TX	300	1	299	282	94.2%	97.1%
Belmar Villas	Lakewood, CO	318	1	317	307	96.6%	98.2%
Ansley at Princeton Lakes	Atlanta, GA	306	1	305	283	92.4%	97.9%
Sugar Mill Apartments	Lawrenceville, GA	244	1	243	229	93.7%	96.7%
Avery Point Apartments	Indianapolis, IN	512	1	511	469	91.6%	97.1%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	176	96.0%	97.3%
Total		2,775	18	2,757	2,603	93.8%	97.0%

Monthly Portfolio Snapshot	SEPTEMBER 2019

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carriage House Apartment Homes	Gurnee, IL	136	9	127	120	88.3%	89.3%
Bristol Village Apartments	Aurora, CO	240	1	239	226	94.2%	95.5%
Canyon Resort at Great Hills Apartments	Austin, TX	256	1	255	247	96.5%	97.9%
Reflections on Sweetwater Apartments	Lawrenceville, GA	280	1	279	260	93.0%	96.2%
Pointe at Vista Ridge Apartments	Lewisville, TX	300	1	299	285	95.0%	97.6%
Belmar Villas	Lakewood, CO	318	1	317	306	96.3%	97.9%
Ansley at Princeton Lakes	Atlanta, GA	306	1	305	286	93.4%	96.5%
Sugar Mill Apartments	Lawrenceville, GA	244	1	243	231	94.7%	97.0%
Avery Point Apartments	Indianapolis, IN	512	1	511	466	91.0%	95.7%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	174	94.9%	97.6%
Total		2,775	18	2,757	2,601	93.7%	96.4%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a daily average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).